UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

CHEVRON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 7, 2022, Chevron Corporation filed its definitive proxy statement for the 2022 Annual Meeting (“Proxy Statement”). Page 35 of the Proxy Statement contains a typographical error whereby “million” and “thousand” are transposed in the description of our 2030 low-carbon business targets for hydrogen and Carbon Capture, Utilization, and Storage (“CCUS”). We are filing this Definitive Additional Material to correct this error. As corrected: “Chevron has also set 2030 low-carbon business targets on renewable fuels (100 thousand barrels per day), hydrogen (150 thousand tonnes per annum), and CCUS (25 million tonnes per annum) in order to help reduce GHG emissions in hard-to-abate sectors.”